Exhibit 23.2

Consent of Independent Certified Public Accountants

We consent to the reference of our firm under the caption “Experts” in the Amendment No. 2 to Registration Statement on Form S‐4 (No. 333‐201323) to be filed by Internet Patents Corporation on or about February 10, 2015, and to the inclusion of our report, dated February 17, 2014, with respect to the consolidated financial statements of Prism Technologies LLC and Subsidiaries for the years ended December 31, 2013 and 2012.

Omaha, Nebraska

February 10, 2015